SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 25, 2004

(Date of Report (Date of Earliest Event Reported))

iSTAR FINANCIAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-15371 (Commission File Number)	95-6881527 (IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York (Address of Principal Executive Offices)	10036 (Zip Code)

(212) 930-9400 (Registrant’s Telephone Number, Including Area Code)

ITEM 5. Other Events and Required FD Disclosure

On March 25, 2004, iStar Financial Inc. issued a press release announcing that it had agreed to sell $250 million of 5.125% Senior Notes due 2011 to qualified institutional investors in a transaction complying with Securities and Exchange Commission Rule 144A and to non-US persons under SEC Regulation S.  That press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  The transaction is expected to close on March 30, 2004.

ITEM 7.  Exhibits

                99.1         Press Release dated March 25, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date:	March 26, 2004	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number                     Description of Exhibit

99.1                                         Press Release dated March 25, 2004.